Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194629, 333-189936, 333-170748, 333-160687, 333-160501, 333-154776, 333-149751, 333-138205, 333-131423, 333-128376, 333-122231, 333-112148, 333-100978, 333-61742, 333-59162, 333-42446, 333-35124, 333-77559, 333-64279, 333-45245, 333-36601, 033-63133, 033-54937 and 333-217128) of Integrated Device Technology, Inc. of our report dated May 19, 2017 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 19, 2017